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                                        DLA Piper Rudnick Gray Cary US LLP
                                        1251 Avenue of the Americas
                                        New York, New York 10020-1104
                                        T 212.835.6000
                                        F 212.835.6001
                                        W www.dlapiper.com






April 21, 2006


American Real Estate Partners, L.P.
American Real Estate Finance Corp.
100 South Bedford Road
Mt. Kisco, NY 10549

Ladies and Gentlemen:

We have acted as counsel to American Real Estate Partners, L.P., a Delaware limited partnership ("AREP"), and American Real Estate Finance Corp. ("AREP Finance"), with respect to the preparation and filing of a Registration Statement on Form S-3 (File No. 333-126069) with the Securities and Exchange Commission (the "Commission") on June 23, 2005, as amended by Amendment No. 1 to such Registration Statement to be filed with the Commission as of the date hereof (as amended, the "Registration Statement"), in connection with the offer and sale by AREP from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), of:

     (a) depositary units representing limited partner interests in AREP (the "Depositary Units");

     (b) preferred units of AREP having rights senior to the Depositary Units (the "Preferred Units");

     (c) debt securities, which may be co-issued by AREP Finance, and which may be either senior debt securities or subordinated debt securities (the "Debt Securities");

     (d) a guarantee by AREP (the "Guarantee") with respect to any Debt Securities issued by AREP Finance; and

     (e) warrants to purchase Depositary Units, Preferred Units or Debt Securities evidenced by warrant certificates independently or together with any securities offered by a prospectus supplement (the "Warrants").

The Depositary units, the Preferred Units, the Debt Securities, the Guarantee and the Warrants are collectively referred to herein as the "Securities" and each, a "Security."



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                                       American Real Estate Partners, L.P.
                                        American Real Estate Finance Corp.
                                                            April 21, 2006
                                                                    Page 2







In connection with the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate or comparable documents, certificates of public officials and officers and representatives of the general partner of AREP and the officers and representatives of AREP Finance, and such other documents, records and instruments, and we have made such inquiries of such officers and representatives of the general partner of AREP and the officers and representatives of AREP Finance, as we have deemed necessary or appropriate as a basis for our opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. Based on the foregoing, and subject to further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

     (a) The Depositary Units, upon receipt by AREP of such lawful consideration therefor as the Board of Directors of the general partner of AREP (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

     (b) The Preferred Units, upon receipt by AREP of such lawful consideration therefor as the Board of Directors of the general partner of AREP (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

     (c) The Debt Securities and the Guarantee, upon receipt by AREP and AREP Finance of such lawful consideration therefor as the Board of Directors of the general partner of AREP and the Board of Directors of AREP Finance (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of AREP and AREP Finance, respectively.

     (d) The Warrants, upon receipt by AREP of such lawful consideration therefor as the Board of Directors of the general partner of AREP (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of AREP.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions of the Board of Directors of the general partner of AREP and the Board of Directors of AREP Finance, respectively (or a duly




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                                             American Real Estate Partners, L.P.
                                              American Real Estate Finance Corp.
                                                                  April 21, 2006
                                                                          Page 3


authorized committee thereof), each of their respective organizational and governing documents and applicable law; (iv) AREP and AREP Finance will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities will have been duly authorized and reserved for issuance; (v) the resolutions authorizing the issuance, offering and sale of the Securities will have been adopted by the Board of Directors of the general partner of AREP, if applicable, and the Board of Directors of AREP Finance and will be in full force and effect at all times at which the Securities are offered or sold by AREP and, if applicable, AREP Finance; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Board of Directors of the general partner of AREP and the other parties thereto; and
(vii) all Securities will be issued in compliance with applicable federal and state securities laws.

With respect to any Securities consisting of any series of Debt Securities and with respect to the Guarantee, we have further assumed that: (i) such Debt Securities and Guarantee will have been issued pursuant to an applicable indenture that has been duly authorized, executed and delivered by AREP and AREP Finance and the applicable trustee in a form approved by us, and such indenture will have been qualified under the Trust Indenture Act of 1939 and will be governed by and construed in accordance with New York law; and (ii) such Debt Securities and Guarantee will be duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable indenture.

With respect to any Securities consisting of Preferred Units, we have further assumed that AREP issues and delivers the units after an amendment to its partnership agreement establishing the designations, preferences and rights of the class or series of the Preferred Units being issued, and duly authorized, executed and delivered by the general partner of AREP.

With respect to any Securities consisting of Warrants, we have further assumed that (i) a Warrant agreement relating to the Warrants (the "Warrant Agreement") to be entered into between AREP and an entity selected by AREP to act as the Warrant agent (the "Warrant Agent") will have been duly authorized, executed and delivered by the general partner of AREP, and (ii) the Warrants will be duly authorized, executed and delivered by the general partner of AREP and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

The opinion expressed above is limited by, subject to and based on the assumptions, limitations and qualifications set forth below:


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                                             American Real Estate Partners, L.P.
                                              American Real Estate Finance Corp.
                                                                  April 21, 2006
                                                                          Page 4


     (a) The validity and binding effect of the Securities may be limited or affected by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such validity and binding effect are considered in a proceeding in equity or at law), and may be limited by applicable laws or policies underlying such laws.

     (b) The foregoing opinion is limited to the laws of the State of New York and the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act. We do not express any opinion herein concerning the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                          Very truly yours,


                                         /s/ DLA PIPER RUDNICK GRAY CARY US LLP